UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 21, 2026
_________________________
GoHealth, Inc.
(New GoHealth, LLC, as successor by conversion to GoHealth, Inc.)
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W Merchandise Mart Plaza, Suite 1750		60654
Chicago,	Illinois
(Address of principal executive offices)		(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	(1)	(1)
(1)On July 10, 2026, The Nasdaq Global Market LLC filed a Form 25 to delist the Company’s Class A common stock and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting became effective 10 days after the filing of the Form 25 and the deregistration of the Company’s Class A common stock under Section 12(b) of the Exchange Act will become effective 90 days after the Form 25 filing.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on June 7, 2026, GoHealth, Inc. (the “Company”), GoHealth Holdings, LLC (“GoHealth Holdings”), and certain of their direct and indirect subsidiaries (collectively with the Company and GoHealth Holdings, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On July 13, 2026, the Debtors filed the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates (as amended, supplemented, or otherwise modified from time to time, the “Plan”) in the Bankruptcy Court. On July 21, 2026, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates and (II) Granting Related Relief (the “Confirmation Order”). Capitalized terms used but not specifically defined herein have the meanings specified for such terms in the Plan. The Plan became effective on July 21, 2026 (the “Effective Date”).

On the Effective Date, the Company converted into a Delaware limited liability company, New GoHealth, LLC (“Reorganized GoHealth” and, together with the other post-emergence Debtors, the “Reorganized Debtors”).

Item 1.01 Entry Into a Material Definitive Agreement.

Takeback Credit Facility

On the Effective Date, Norvax, LLC, as borrower, and Blizzard Midco, LLC, as Holdings, entered into a Senior Secured Credit Agreement with the lenders from time to time party thereto and Blue Torch Finance, LLC, as administrative agent and collateral agent. The Senior Secured Credit Agreement governs term loan facilities (collectively, the “Takeback Credit Facility”), consisting of (i) $20.0 million of new money term loans (the “New Money Facility”), (ii) approximately $173.9 million of senior term loans (the “Senior Takeback Facility”) issued to holders of Super-Priority Loan Claims (or their respective designees), and (iii) approximately $588.3 million of junior term loans (the “Junior Takeback Facility”) issued to holders of First Lien Claims (or their designees). Loans under the Takeback Credit Facility will accrue interest at a rate of Term SOFR plus 5.50% per annum, subject to a 3.00% floor, with interest on the New Money Facility and the Senior Takeback Facility payable in cash on a monthly basis, interest on the Junior Takeback Facility payable in-kind on a monthly basis, and the New Money Facility subject to an additional make-whole premium payable upon repayment, prepayment, maturity or acceleration.

The Takeback Credit Facility matures on the date that is five years after the Effective Date. All obligations of the loan parties under the Takeback Credit Facility will be secured by a first-priority security interest in substantially all assets of the loan parties. The Takeback Credit Facility includes a minimum liquidity covenant and provides for mandatory prepayments from (i) a monthly sweep of excess cash flow, (ii) net cash proceeds of certain asset sales, subject to exceptions and reinvestment rights, and (iii) net cash proceeds of certain extraordinary receipts, subject to exceptions and reinvestment rights.

The foregoing summary of the Takeback Credit Facility does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Takeback Credit Facility, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Tax Receivable Agreement Amendment

On the Effective Date, in accordance with the Plan, the Company, GoHealth Holdings and certain parties to the Tax Receivable Agreement, dated as of July 15, 2020 (the “Tax Receivable Agreement”), entered into an Amendment to the Tax Receivable Agreement (the “TRA Amendment”). Pursuant to the TRA Amendment, (a)

consummation of the Plan did not trigger a change of control or any associated early termination payment provided for under the Tax Receivable Agreement and (b) no future payments may be made pursuant to the Tax Receivable Agreement if such payment is not permitted under, or would result in a breach of or an event of default under, any credit agreement or other financing arrangement of the Reorganized Debtors.

The foregoing summary of the TRA Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the TRA Amendment, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under the following material debt agreements were cancelled:

•Superpriority Senior Secured Credit Agreement, dated as of August 6, 2025 (the “Superpriority Credit Agreement”), by and among Norvax, LLC, as borrower, Blizzard Midco, LLC, the lenders and issuing banks party thereto, and Blue Torch Finance, LLC, as administrative agent and collateral agent; and

•Credit Agreement, dated as of September 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among Norvax, LLC, as borrower, Blizzard Midco, LLC, the lenders and issuing banks party thereto, and Blue Torch Finance, LLC, as administrative agent and collateral agent.

In addition, pursuant to the Plan, on the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing claims or interests, including credit agreements and indentures, and that certain stockholders agreement, dated July 15, 2020, by and among the Company and the stockholders party thereto, were automatically deemed cancelled, discharged, and of no further force and effect, and the obligations of the Debtors thereunder or in any way related thereto were deemed satisfied in full, cancelled, discharged, and of no force or effect.

Item 1.03 Bankruptcy or Receivership.

On the Effective Date, the Plan became effective pursuant to its terms and the Debtors filed a Notice of Occurrence of Effective Date with the Bankruptcy Court.  Accordingly, the Plan is binding, enforceable and in full force and effect pursuant to its terms.

The following is a summary of the material terms of the Plan. This summary highlights only certain material substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, the definitive documents implementing the Plan and the Confirmation Order.

Pursuant to, and subject to the terms and conditions of, the Plan, on the Effective Date:

•holders of Allowed Super-Priority Loan Claims received their pro rata share of the Senior Takeback Facility;
•holders of Allowed First Lien Claims received their pro rata share of (a) the Junior Takeback Facility and (b) 100% of the new common membership interests of Reorganized GoHealth (the “New Common Interests”), subject to dilution on account of a management incentive plan to be adopted by the new board of directors of Reorganized GoHealth following the Effective Date;
•holders of Allowed Series A redeemable convertible preferred stock of the Company had their interests reinstated and converted into preferred membership interests of Reorganized GoHealth with substantially the same terms as the Company’s Series A redeemable convertible preferred stock;

•holders of Allowed GoHealth Holdings Interests and GoHealth, Inc. Class A Common Stock (other than the Company and each of its direct and indirect subsidiaries and affiliates) received their pro rata share of an approximately $10.3 million cash equity recovery pool, and all GoHealth, Inc. Class B Common Stock was cancelled without distribution; and
•holders of Allowed Administrative Claims, Allowed Other Secured Claims, Allowed General Unsecured Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims had their claims reinstated, received payment in full in cash or received other treatment in a manner consistent with section 1129(a) of the Bankruptcy Code, as applicable.

There is no specific number of New Common Interests reserved for future issuance in respect of claims and interests filed and allowed under the Plan. The New Common Interests will not be listed on any national securities exchange or registered with the Securities and Exchange Commission (the “SEC”).

Unless otherwise specified, the treatment set forth in the Plan and the Confirmation Order will be in full satisfaction of all claims against, and interests in, the Debtors, which were discharged on the Effective Date.

The foregoing summaries of the Plan and the Confirmation Order do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan and the Confirmation Order, respectively, copies of which are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Item 1.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under “Takeback Credit Facility” in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed above, on the Effective Date, the Company converted into a limited liability company, New GoHealth, LLC, and in connection therewith, adopted a new Limited Liability Company Agreement and issued 100% of the New Common Interests to the holders of Allowed First Lien Claims on a pro rata basis. The issuance of the New Common Interests was exempt from registration under the Securities Act of 1933, as amended, pursuant to section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization).

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth under in the Introductory Note, Item 1.03 and Item 3.02 of this Current Report is incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the Introductory Note, Item 1.03, Item 3.02 and Item 5.02 of this Current Report is incorporated herein by reference.

Pursuant to the Plan, on the Effective Date, all Allowed GoHealth Holdings Interests, GoHealth, Inc. Class A Common Stock and GoHealth, Inc. Class B Common Stock together with any shares of restricted stock, restricted stock units, or any other right to receive equity in the Company (other than the Series A redeemable convertible preferred stock of the Company), in each case, outstanding immediately prior to the Effective Date, were cancelled, discharged and are of no force and effect. Following such cancellation, on the Effective Date, the holders of Allowed First Lien Claims received 100% of the voting securities of Reorganized GoHealth.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, on the Effective Date, the existing board of directors of the Company dissolved without any further action required on the part of the Company. Immediately following such dissolution, the following individuals were appointed directors of Reorganized GoHealth: Vijay Kotte, Scott Avila, Neal Goldman and Conor Colpoys.

Pursuant to and subject to the terms of the Plan, on the Effective Date, the obligations of the Company under all equity incentive plans of the Company and all documentation related thereto, including options, restricted stock units and other awards were cancelled, discharged and are of no force and effect.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted above, on the Effective Date, the Company converted into a limited liability company, New GoHealth, LLC, and in connection therewith, adopted a new Limited Liability Company Agreement in accordance with the Plan. A copy of the Limited Liability Company Agreement is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 21, 2026, the Company issued a press release in connection with the effectiveness of the Plan. A copy of the press release is furnished in this Current Report as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In conjunction with its emergence from bankruptcy, the Company intends to promptly file a Form 15 with the U.S. Securities and Exchange Commission to deregister its securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the Company’s obligations to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended and the termination of registration is expected to become effective 90 days after the filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1	Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates, dated July 13, 2026.
3.1	Limited Liability Company Agreement of New GoHealth, LLC.
10.1
Senior Secured Credit Agreement, dated as of July 21, 2026, among Norvax, LLC, as borrower, Blizzard Midco, LLC, as holdings, the lenders from time to time party thereto and Blue Torch Finance, LLC, as administrative agent and collateral agent.

10.2	Amendment to the Tax Receivable Agreement, dated as of July 21, 2026, among GoHealth, Inc., GoHealth Holdings, LLC and the other parties thereto.
99.1
Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates and (II) Granting Related Relief.

99.2	Press Release, dated July 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New GoHealth, LLC, as successor by conversion to GoHealth, Inc.
Date:	July 21, 2026	By:	/s/ Vijay Kotte
Vijay Kotte Chief Executive Officer (Principal Executive Officer)